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Computation of Ratio of Earnings to Fixed Charges                                                                            F-14
Year Ended December 31                                                                                                 Exhibit 12
---------------------------------------------------------------------------------------------------------------------------------
(In Millions, Except Ratios)
                                                                             SAFECO CORPORATION AND SUBSIDIARIES
                                                                             (Ratio of Earnings to Fixed Charges
                                                                         Excluding Distributions on Capital Securities)

                                                             1997            1996            1995            1994            1993
                                                           ----------------------------------------------------------------------
Earnings:
     Income Before Income Taxes and
        Distributions on Capital Securities                $572.6          $578.5          $513.8          $389.7          $576.9
     Total Fixed Charges Below                              109.3            76.3            89.7            75.1            63.6
     Less Interest Capitalized                               (2.0)           (0.1)           (0.3)           (0.8)           (1.4)
     Less Undistributed Loss
        from Unconsolidated Subsidiary                         --             0.9             1.0             0.2             0.6
                                                           ----------------------------------------------------------------------
             Total Earnings                                $679.9          $655.6          $604.2          $464.2          $639.7
                                                           ----------------------------------------------------------------------
Fixed Charges:
     Interest                                              $101.8          $ 72.4          $ 85.4          $ 70.3          $ 58.8
     Interest Capitalized                                     2.0             0.1             0.3             0.8             1.4
     Interest Portion of Rental Expense                       4.8             3.3             3.2             3.1             2.8
     Amortization of Deferred Debt Expense                    0.7             0.5             0.8             0.9             0.6
                                                           ----------------------------------------------------------------------
             Total Fixed Charges                           $109.3          $ 76.3          $ 89.7          $ 75.1          $ 63.6
                                                           ----------------------------------------------------------------------
Ratio of Earnings to Fixed Charges
     Excluding Distributions on Capital Securities            6.2             8.6             6.7             6.2            10.1
                                                           ----------------------------------------------------------------------
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
                                                                             SAFECO CORPORATION AND SUBSIDIARIES
                                                                             (Ratio of Earnings to Fixed Charges
                                                                           and Distributions on Capital Securities)
                                                             1997            1996            1995            1994            1993
                                                           ----------------------------------------------------------------------
Earnings:
     Income Before Income Taxes                            $549.8          $578.5          $513.8          $389.7          $576.9
     Total Fixed Charges Below                              132.1            76.3            89.7            75.1            63.6
     Less Interest Capitalized                               (2.0)           (0.1)           (0.3)           (0.8)           (1.4)
     Less Undistributed Loss
        from Unconsolidated Subsidiary                         --             0.9             1.0             0.2             0.6
                                                           ----------------------------------------------------------------------
             Total Earnings                                $679.9          $655.6          $604.2          $464.2          $639.7
                                                           ----------------------------------------------------------------------

Fixed Charges:
     Interest                                              $101.8          $ 72.4          $ 85.4          $ 70.3          $ 58.8
     Distributions on Capital Securities                     22.8              --              --              --              --
     Interest Capitalized                                     2.0             0.1             0.3             0.8             1.4
     Interest Portion of Rental Expense                       4.8             3.3             3.2             3.1             2.8
     Amortization of Deferred Debt Expense                    0.7             0.5             0.8             0.9             0.6
                                                           ----------------------------------------------------------------------
             Total Fixed Charges                           $132.1          $ 76.3          $ 89.7          $ 75.1          $ 63.6
                                                           ----------------------------------------------------------------------

Ratio of Earnings to Fixed Charges
     and Distributions on Capital Securities                  5.1             8.6             6.7             6.2            10.1
                                                           ----------------------------------------------------------------------
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
                                                                                        SAFECO CREDIT
                                                             1997            1996            1995            1994            1993
                                                           ----------------------------------------------------------------------
Earnings:
     Income Before Income Taxes                            $ 21.5          $ 19.1          $ 13.3          $ 10.8          $ 10.2
     Total Fixed Charges Below                               56.4            47.5            41.9            30.7            26.0
                                                           ----------------------------------------------------------------------
             Total Earnings                                $ 77.9          $ 66.6          $ 55.2          $ 41.5          $ 36.2
                                                           ----------------------------------------------------------------------

Fixed Charges:
     Interest                                              $ 56.3          $ 47.4          $ 41.8          $ 30.6          $ 25.9
     Interest Portion of Rental Expense                       0.1             0.1             0.1             0.1             0.1
                                                           ----------------------------------------------------------------------
             Total Fixed Charges                           $ 56.4          $ 47.5          $ 41.9          $ 30.7          $ 26.0
                                                           ----------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                            1.4             1.4             1.3             1.4             1.4
                                                           ----------------------------------------------------------------------
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